Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 17, 2017, with respect to the financial statements and schedule of Great American Life Insurance Company in Post‑Effective Amendment No. 3 to the Registration Statement (Form S‑1 No. 333-207914) and related Prospectus for the registration of “Index FrontierSM 7” modified single premium deferred annuities.

/s/ Ernst & Young LLP

Cincinnati, Ohio
November 15, 2017